As filed with the Securities and Exchange             Registration No. 333-49581
Commission on April 22, 1999

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Aetna Insurance Company of America
          -----------------------------------------------------------
                                   Connecticut
          -----------------------------------------------------------
                                   06-1286272
          -----------------------------------------------------------
       151 Farmington Avenue, Hartford, Connecticut 06156, (860) 273-4686
  ----------------------------------------------------------------------------

                           Julie E. Rockmore, Counsel
                       Aetna Insurance Company of America
            151 Farmington Avenue, RE4A, Hartford, Connecticut 06156
                                 (860) 273-4686
          -----------------------------------------------------------
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

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The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [XX]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box. [XX]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ___________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ] ___________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 PARTS I AND II

The entire content of Post-Effective Amendment No. 1 to the Registration Statement on Form S-2 (File No. 333-49581) which was filed on April 20, 1999 (Accession No. 0000950146-99-000879) is incorporated herein by reference and made a part of this Post-Effective Amendment No. 2.

A Financial Data Schedule is included in this filing as Exhibit No. 16(27).

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement on Form S-2 (File No. 333-49581) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, State of Connecticut, on this 22nd day of April, 1999.

                                  AETNA INSURANCE COMPANY OF AMERICA
                                  (REGISTRANT)


                                  By: Thomas J. McInerney*
                                      -----------------------------------------
                                      Thomas J. McInerney
                                      President
                                      Principal Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement on Form S-2 has been signed by the following persons in the capacities and on the dates indicated.

Signature                          Title                                                                 Date
---------                          -----                                                                 ----

Thomas J. McInerney*               Director and President                                         )
--------------------------------   (principal executive officer)                                  )
Thomas J. McInerney                                                                               )
                                                                                                  )
Deborah Koltenuk*                  Vice President, Treasurer and Corporate Controller             )
--------------------------------   (principal accounting and financial officer)                   )
Deborah Koltenuk                                                                                  )
                                                                                                  )
Catherine H. Smith*                Director                                                       )
--------------------------------                                                                  )
Catherine H. Smith                                                                                )
                                                                                                  )
Shaun P. Mathews*                  Director                                                       )   April
--------------------------------                                                                  )   22, 1999
Shaun P. Mathews                                                                                  )
                                                                                                  )
Steven A. Haxton*                  Director                                                       )
--------------------------------                                                                  )
Steven A. Haxton                                                                                  )
                                                                                                  )
David W. O'Leary*                  Director                                                       )
--------------------------------                                                                  )
David W. O'Leary                                                                                  )


By: /s/ Julie E. Rockmore
    ---------------------------------------------------
    Julie E. Rockmore
    *Attorney-in-Fact

                                  EXHIBIT INDEX


Exhibit No.         Exhibit
-----------         -------

16(27)              Financial Data Schedule
                                                         _______________________